UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 19, 2016

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, Mr. Eric M. Newman resigned as Executive Vice President, General Counsel and Secretary of Bojangles’, Inc. and its subsidiaries (the “Company”) effective September 19, 2016 (the “Resignation Date”). On October 19, 2016, the Company entered into a Separation Agreement with Mr. Newman in connection with his departure from the Company (the “Separation Agreement”). If not revoked by Mr. Newman within seven days pursuant to his statutory right to do so unilaterally, the Separation Agreement will be effective on October 27, 2016.

Under the terms of the Separation Agreement, the Company has agreed, among other things, to do the following:

•	Modify the terms of the Nonqualified Stock Option Award Agreement dated April 17, 2012, between the Company and Mr. Newman (the “2012 Option Agreement”) to allow for the vested stock options to remain exercisable by Mr. Newman until March 18, 2017.

•	Modify the terms of the 2012 Option Agreement whereby 33% of the Performance Award (as defined in the 2012 Option Agreement) shall remain outstanding (as if Mr. Newman had remained employed by the Company) subject to the vesting, exercisability and forfeiture provisions of the 2012 Option Agreement.

Mr. Newman agreed to, among other things, (i) certain restrictive covenants, including non-compete and non-solicitation provisions, for a period of twelve months, and in some cases 24 months, following the Resignation Date; (ii) preserve and not disclose the Company’s confidential information; and (iii) provide certain information and cooperation as reasonably requested by the Company from time to time for a period of twelve months following the Resignation Date.

Both the Company and Mr. Newman agreed to release each other and each other’s respective affiliates from any claims that may have arisen in connection with Mr. Newman’s employment with, and separation from, the Company.

The benefits for, and obligations of, Mr. Newman in the Separation Agreement are in addition to the benefits Mr. Newman is entitled to receive, or has received, and the obligations of Mr. Newman provided for in the Amended and Restated Employment Agreement between Mr. Newman and the Company dated August 18, 2012 in connection with Mr. Newman’s resignation.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated October 19, 2016, between Eric M. Newman and Bojangles’, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

October 25, 2016	By:	/s/ M. John Jordan
M. John Jordan
Senior Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated October 19, 2016, between Eric M. Newman and Bojangles’, Inc.